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                                                                   EXHIBIT 3.2.5
                              AMENDED AND RESTATED

                                     BY LAWS

                                       OF

                      MACKENZIE INVESTMENT MANAGEMENT INC.

                                   ARTICLE I

                                  STOCKHOLDERS

         1. PLACES OF MEETINGS.

         All meetings of stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may from time to time determine.

         2. ANNUAL MEETINGS.

         An annual meeting of stockholders shall be held each year for the election of directors and for other business at such place and time as may be fixed by the Board of Directors.

         3. SPECIAL MEETINGS.

         Special meetings of the stockholders may be called at any time by the President or any two members of the Board of Directors.

         4. NOTICE OF MEETINGS.

         Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.



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         5. QUORUM.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

         6. ADJOURNMENTS.

         Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote (whether or not a quorum is present), or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as Secretary of such meeting, without notice other than announcement at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting, provided that a quorum either was present at the original meeting or is present at the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         7. ACTION AT MEETINGS.

         When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy, entitled to vote and voting on the matter (or where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of Directors) brought before such meeting, unless the matter is one upon which by express provision of law, the certificate of incorporation or these By-Laws, a different vote is required, in





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which such express provision shall govern and control the decision of such matter. The shares of holders who abstain from voting on any matter shall be deemed not to have been voted on such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting, entitled to vote and voting on the election of Directors.

         8. CONSENTS IN LIEU OF MEETING.

         Unless otherwise provided in the Certificate of Incorporation or any amendment thereto or by the laws of the State of Delaware, any action required or permitted by the laws of the State of Delaware at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken or to be taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of the State of Delaware.

         9. PROXIES.

         Each stockholder at every meeting of the stockholders may vote in person or by proxy. Each proxy to be voted shall be in writing and signed by the stockholder or such stockholder's authorized agent or representative. A proxy is not valid after the expiration of eleven (11) months after its date unless the stockholder executing it specifies therein the length of time for which it is to continue in force. A proxy otherwise validly granted by telegram shall be deemed to have been signed by the granting stockholder. Notwithstanding the provisions of this Article 1, Section 9, however, all questions regarding the qualification of stockholders to vote by proxies and the validity of proxies shall be determined by reference to the law of the State of Delaware and the presiding



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officer of the subject meeting of the stockholders shall make such determination.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. NUMBER AND TERM.

         The Board of Directors shall have authority by resolution adopted by a majority of the board to (i) determine the number of Directors to constitute the board and (ii) fix the compensation of the directors. Each Director elected to the board shall hold office until the next annual meeting of the shareholders or until his earlier resignation, removal from office or death.

         2. ENLARGEMENT.

         The number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office.

         3. VACANCIES.

         Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or these By-Laws, may exercise the powers of the full board until the vacancy is filled.

         4. POWERS.

         All corporate powers shall be exercised by or under authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.




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         5. COMPENSATION.

         The Board of Directors may from time to time by resolution (i) authorize the payment of fees or other compensation to any Director for services to the Company, including, but not limited to, fees for attendance of meetings of the board or of any executive or other committee, and (ii) determine the amount of such fees and other compensation. Directors shall, in any event, be indemnified for their reasonable expenses for attendance at all meetings of the board or of executive or other committees. Nothing herein shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee, if any.

         6. MEETINGS.

            a. PLACE.

            Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors or in the notice of the meeting.

            b. REGULAR MEETINGS.

            The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held.

            c. SPECIAL MEETINGS.

            Special meetings of the board may be called by direction of the Chairman of the Board, the President or any two members of the board on two days' notice to each Director, either personally or by mail or by telegram.


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            d. QUORUM.

            A majority of all the Directors in office shall constitute a quorum for the transaction of business at any meeting.

            e. NOTICE.

            Notice of each board meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each Director by mail to each Director's address as set forth in the Company's records at least two days before the meeting, or by delivering the notice to the director personally or by facsimile or telegraph at least one day before the meeting, unless, in case of exigency, the Chairman of the Board, the President or the Secretary shall prescribe any shorter notice period with the notice to be given personally by telephone, facsimile, telegraph, cable or wireless communication to all of the directors at their respective residences or places of business.

            Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation, these By-Laws or action of the Board of Directors.

         7. EXECUTIVE AND OTHER COMMITTEES.

         The Board of Directors may by resolution adopted by a majority of the whole board designate one or more committees, each committee to consist of one or more Directors and such alternate members (also Directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.



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         8. MEETINGS BY TELEPHONE CONFERENCE.

         Any one or more members of the board or any committee thereof may participate in meetings, otherwise in compliance with these By-Laws, by means of a conference telephone or similar communication equipment.

         9. ACTION WITHOUT MEETINGS.

         Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III

                                    OFFICERS

         1. ELECTION.

         At its first meeting after each annual meeting of the shareholders, the Board of Directors shall elect a President, Treasurer, Secretary and such vice-presidents, other officers and assistant officers as it deems advisable. All officers shall serve at the pleasure of the board, and any number of offices may be held by the same person.

         2. AUTHORITY; DUTIES AND COMPENSATION.

         The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the Board of Directors. Except as otherwise provided by board resolution, (i) the Chairman of the Board shall preside at all meetings of the board and shareholders, (ii) the President shall be the Chief Executive Officer of the Company, shall have general supervision over the business and operations of the Company, and may perform any act and execute any instrument for the conduct of such business and operations and (iii) the other officers shall have the duties usually related to their offices.




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         3. DELEGATION OF AUTHORITY.

         Unless limited by the laws of the State of Delaware, the Board of Directors or the executive committee, if any, may, at any time, delegate the powers and duties of any officer for a limited period of time to any other officer, director or employee of the Company.

                                   ARTICLE IV

                      RESIGNATIONS, VACANCIES AND REMOVALS

         1. RESIGNATIONS.

         Any Director or officer may resign from any one or more offices in the Company, at any time, by giving written notice thereof to the Board of Directors, President or Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof.

         2. VACANCIES. (a) DIRECTORS. When the office of any Director is vacant, whether by reason of death, resignation, removal, increase in the authorized number of Directors or otherwise, such vacancy may be filled by the remaining Directors, even though less than a quorum of Directors may exist. Any Director so elected by the board shall serve until the election and qualification of his or her successor or until his or her earlier resignation or removal as provided in these By-Laws. The Directors may also reduce the authorized number of Directors by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the laws of the State of Delaware.

             (b) OFFICERS. The Board of Directors may, at any time, fill any vacancy among the officers of the Company.

         3. REMOVALS. (a) DIRECTORS. The stockholders may, at any meeting called for such purpose, or by written consent in lieu of a meeting, remove any director from office, with or without cause, and may elect his or her successor.




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             (b) OFFICERS. Subject to the provisions of any validly existing agreement, the Board of Directors may, at any meeting, remove from office any officer, with or without cause and may elect or appoint a successor.

                                   ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

         1. STOCK CERTIFICATES.

         Every stockholder of record shall be entitled to a stock certificate representing the stock held by him or her. Every stock certificate shall bear the corporate seal (which may be a facsimile) and the signature of the president or a vice-president and the secretary or an assistant secretary of the Company. Where a certificate is signed by a transfer agent or registrar the signature of any corporate officer may be a facsimile.

         2. LOST CERTIFICATES.

         The Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         3. TRANSFERS.

         Transfers of stock certificates and the stock represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the stock




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certificate or certificates. All transfers of stock shall be made in accordance with the provisions of applicable law, including the provisions of Regulation S under the Securities Act of 1933, as amended.

                                   ARTICLE VI

                                     NOTICES

         1. REQUIREMENTS OF NOTICE.

         Unless otherwise provided herein, whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, it shall be deemed given (i) upon personal delivery to the person to whom it is addressed or
(ii) when deposited in the U.S. mail postpaid addressed to the person at the address of such person appearing on the records of the Company.

         2. WAIVERS.

         Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                                 INDEMNIFICATION

         1. RIGHT TO INDEMNIFICATION.

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a Director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a Director or officer of



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another corporation, partnership, joint venture, trust or other enterprise, or is or was a Director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

         2. ADVANCE OF EXPENSES.

         Expenses incurred by a Director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Company as authorized in this Article VII.

         3. PROCEDURE FOR DETERMINING PERMISSIBILITY.

         To determine whether any indemnification or advance of expenses under this Article VII is permissible, the Board of Directors by a majority vote of a quorum consisting of Directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the



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permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any Director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

         4. CONTRACTUAL OBLIGATION.

         The obligations of the Company to indemnify a Director or officer under this Article VII, including the duty to advance expenses, shall be considered a contract between the Company and such Director or officer, and no modification or repeal of any provision of this paragraph 4 shall affect, to the detriment of the Director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

         5. INDEMNIFICATION NOT EXCLUSIVE; INURING OF BENEFIT.

         The indemnification and advance of expenses provided by this Article VII shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

         6. INSURANCE AND OTHER INDEMNIFICATION.

         The Board of Directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.



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         7. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         8. SEVERABILITY.

         If any word, clause or provision of this Article VII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

         9. INTENT OF ARTICLE.

         The intent of this Article VII is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article VII shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

         1. TRANSACTIONS WITH INTERESTED PARTIES.

         No contract or transaction between the Company and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or



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committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

                  (b) The material facts as to its relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         2. QUORUM.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX

                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of all the Directors in office.

Dated  February 28, 2000



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